UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2013

01-34219

(Commission File Number)

DESTINATION XL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On May 28, 2013, the Compensation Committee of Destination XL Group, Inc. (the “Company”), having received full Board approval on May 9, 2013, approved the 2013-2016 Destination XL Group, Inc. Long-Term Incentive Plan (the “2013-2016 LTIP”), pursuant to which the Company’s executives (which include its Named Executive Officers) and certain other members of management are eligible to participate. The 2013-2016 LTIP is issued pursuant to the Company’s shareholder approved 2006 Incentive Compensation Plan, as amended (the “2006 Plan”). In connection with the approval of the 2013-2016 LTIP, the Company’s 2008 Long-Term Incentive Plan, as amended and restated on May 3, 2010, was terminated (with the exception of unvested awards which are still in existence and shall continue to vest or be forfeited as set forth in that plan). As the Company disclosed in its Annual Report on Form 10-K for the fiscal year ended February 2, 2013, the Company is in the process of transitioning to its Destination XL® (“DXL®”) concept over a three-to-four year period. As the Company further disclosed, by the end of fiscal 2016, the transition is expected to be complete, at which time the Company is projecting that revenues could exceed $600 million with projected operating margins greater than 10%. The primary purpose of the 2013-2016 LTIP is to help retain the Company’s management team during this transition while tying any reward earned to the achievement of this long-term objective. Under the Company’s previous long-term incentive plan, the performance targets were based solely on current year performance, with time-based vesting over the four years following the achievement of the performance target. Unlike that plan, the 2013-2016 LTIP is based on this long-term objective with grants at the outset, half of which are time-vested and the other half of which vest only if certain performance targets are met.

On May 28, 2013, each participant was granted an unearned and unvested award equal in value to four times their annual salary multiplied by their long-term incentive program percentage, which is 100% for the Company’s executive officers, 70% for its senior executives and 50% for other participants in the plan, which we refer to as the “Projected Benefit Amount.” Each participant was granted 50% of the Projected Benefit Amount in shares of restricted stock, 25% in stock options and the remaining 25% in cash. The closing price of the Company’s common stock on May 28, 2013 of $5.04 per share was used to determine the number of shares of restricted stock and to determine the Black-Scholes value in calculating the number of stock options issued.

Of the stock options granted to senior executives and the other participants, approximately 50% are subject to obtaining shareholder approval of an amendment to our 2006 Plan to increase the shares available for issuance under the plan by 1,250,000 shares. If the amendment to increase the authorized shares under the 2006 Plan does not receive approval, the options subject to such approval shall be cancelled and the participants will instead receive a right to receive cash (the value of which is equal to 12.75% of the Projected Benefit Amount) subject to the same vesting schedule and performance targets.

Of the total Projected Benefit Amount, 50% is subject to time-based vesting and 50% is subject to performance-based vesting. The time-vested portion of the award (half of the shares of restricted stock, options and cash) will vest in three installments with 20% of the time-vested portion vesting at the end of fiscal 2014, 40% at the end of fiscal 2015 and the remaining 40% vesting at the end of fiscal 2016.

For the performance-based portion of the award to vest, the Company must achieve, during any rolling four fiscal quarter period that ends on or before the end of fiscal 2015, revenue of at least $550 million and an operating margin of not less than 8.0%. In the event that the Company achieves its target of $550 million in revenue with an operating margin of not less than 8.0% during any rolling fiscal four quarters prior to fiscal 2016, then the total Projected Benefit Amount vests in full.

If the targets for vesting of the performance-based portion of the award are not met by the end of fiscal 2015, then the performance-based target can still be met in fiscal 2016. In fiscal 2016, the Company must achieve revenue of at least $600 million and an operating margin of not less than 8.0% for participants to receive 100% vesting of the performance-based portion of the Projected Benefit Amount. If the Company does not meet the performance target at the end of fiscal 2016, but the Company is able to achieve revenue equal to or greater than $510 million at the end of fiscal 2016 and the operating margin is not less than 8.0%, then the participants will receive a pro-rata portion of the performance-based award based on minimum sales of $510 million (50% payout) and $600 million (100% payout).

In addition, because of the long-term nature of the 2013-2016 LTIP, the plan includes provisions regarding the impact on unvested awards after fiscal 2013 of the termination of employment of a participant due to retirement, death, or disability of the participant, termination by the Company of a participant without justifiable cause (as defined in the plan) and termination by the participant for good reason (as defined in the plan) and termination in connection with a change in control of the Company. The impact on unvested awards differs depending on the nature and timing of the termination. The 2013-2016 LTIP includes a “double trigger” change in control provision that requires payment in the event of termination of a participant in connection with a change in control in the Company. In the event of a change in control, if a participant is terminated, for any reason other than retirement or by the Company for cause, within 6 months before or within 18 months after the change in control, the unvested portion of the participant’s award (both time-based and performance-based) will immediately vest and be paid out as calculated in accordance with the plan (as of the date of the change in control or the termination, whichever occurred last).

Unlike the Company’s prior long-term incentive plan, the participants are not able to achieve greater than 100% of the Projected Benefit Amount. With the awards being granted on May 28, 2013, participants will be aligned with shareholders and any upside to be gained by participants for their efforts during this three-to-four year transition to the Destination XL concept will come only from any increase in the value of the equity which was granted to participants at May 28, 2013.

Assuming the Company achieves the performance target and 100% of the Projected Benefit Amount vests, without forfeiture, the total potential payout over this four-year period will be approximately $21.8 million. The $21.8 million is subject to being expensed throughout the vesting periods extending over forty-four months from the approval date.

The foregoing description of the 2013-2016 LTIP and is qualified in its entirety by reference to the full text of the plan, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	2013-2016 Destination XL Group, Inc. Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESTINATION XL GROUP, INC.

By:	/s/ Dennis R. Hernreich

Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: June 3, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	2013-2016 Destination XL Group, Inc. Long-Term Incentive Plan